PROSPECTUS SUPPLEMENT                                         File No. 333-83374
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated April 1, 2002)
Prospectus number: 2236

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount:   $20,000,000         Original Issue Date:  July 10, 2002

CUSIP Number:       59018YNG2           Stated Maturity Date: June 30, 2006

Interest Calculation:                   Day Count Convention:
---------------------                   ---------------------
|X| Regular Floating Rate Note          |X| Actual/360
|_| Inverse Floating Rate Note          |_| 30/360
    (Fixed Interest Rate):              |_| Actual/Actual

Interest Rate Basis:
|X| LIBOR                               |_| Commercial Paper Rate
|_| CMT Rate                            |_| Eleventh District Cost of Funds Rate
|_| Prime Rate                          |_| CD Rate
|_| Federal Funds Rate                  |_| Other (see attached)
|_| Treasury Rate
    Designated CMT Page:                Designated LIBOR Page:
      CMT Telerate Page:                  LIBOR3750erate Page:
       CMT Reuters Page:                   LIBOR Reuters Page:

Index Maturity:               Three Month                                  Minimum Interest Rate:      Not Applicable

Spread:                       0.125%                                       Maximum Interest Rate:      Not Applicable

Initial Interest Rate:        Calculated as if the Original Issue          Spread Multiplier:          Not Applicable
                              Date was an Interest Reset Date

Interest Reset Dates:         Quarterly, on the 30th of March, June, September and December, commencing on
                              Sept. 30, 2002, subject to modified following business day convention.

Interest Payment Dates:       Quarterly, on the 30th of March, June, September and December, commencing on
                              Sept. 30, 2002, subject to modified following business day convention.
Repayment at the
Option of the Holder:         The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:        The Notes cannot be redeemed prior to the Stated Maturity Date.

Form:                         The Notes are being issued in fully registered book-entry form.

Trustee:                      JPM Chase Bank

Dated:                        June 26, 2002